Exhibit 99.1

Nutanix Elects Virginia Gambale as Chair of the Board

SAN JOSE, Calif. – June 22, 2021 – Nutanix (NASDAQ: NTNX), a leader in private, hybrid and multicloud computing, today announced the election of Virginia Gambale as Chair of the Nutanix Board, effective June 16, 2021. Ms. Gambale joined the Board in June 2020 and became Lead Independent Director in December 2020.

Ms. Gambale currently serves as the Chair of the Nominating and Corporate Governance Committee, as well as a member of the Audit Committee. In her new role as Chair, Gambale will lead the agenda for the board including governance and oversight, as well as focus on helping the company achieve its next phase of growth. Gambale succeeds Dheeraj Pandey, who served as Chair until his departure in December 2020.

“Virginia’s insights, dedication, commitment and advice have contributed meaningfully to Nutanix, and we are eager to benefit from her continued leadership in this expanded role,” said Rajiv Ramaswami, President and CEO of Nutanix. “In addition to bringing a deep knowledge of our business, market landscape and technology from her experience as a prior CIO, Virginia has extensive board experience advising technology companies, and her thoughtful and structured approach to governance will help advance our leadership in hybrid multicloud, as well as help drive growth, profitability and value creation for our shareholders.”

“I believe deeply in Nutanix’s strategy, technology and people, and am excited by this opportunity to contribute further to cementing our leadership position in cloud software,” said Gambale. “Nutanix has made impressive progress in becoming a subscription software and cloud platform company, and I’m excited to continue working with Rajiv and the rest of the Board to build on our strong foundation and drive sustainable value for all of Nutanix’s stakeholders. Together, we are advancing our mission of delighting customers with a simple, open, hybrid multicloud software platform with a vision to simplify the complexity of IT so that customers can focus on their business outcomes.”

Ms. Gambale is an experienced technology advisor and investor with deep knowledge of financial services and business services. She has served on public company boards for more than 20 years across a variety of industries, including technology. She is currently Managing Partner of Azimuth Partners LLC, a strategic advisory firm focused on the use of disruptive technologies to assist mid-market and large corporations in their growth. Prior to founding Azimuth Partners in 2003, Ms. Gambale held senior management positions at a variety of investment banks including General Partner at Deutsche Bank Capital and ABS Ventures. Her previous experience also includes tenure as a CIO of Bankers Trust Alex Brown and the Director of Investment Banking Technology at Merrill Lynch. She has a B.S. Degree in Mathematics and Computer Science from the New York Institute of Technology.

About Nutanix

Nutanix is a global leader in cloud software and hyperconverged infrastructure solutions, making infrastructure invisible so that IT can focus on the applications and services that power their business. Companies around the world use Nutanix Enterprise Cloud OS software to bring one-click application management and mobility across public, private and distributed edge clouds so they can run any application at any scale with a dramatically lower total cost of ownership. The result is organizations that can rapidly deliver a high-performance IT environment on demand, giving application owners a true cloud-like experience. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

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Contacts:

Public Relations

Jennifer Massaro

pr@nutanix.com

Investor Relations

Rich Valera

ir@nutanix.com